Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73, 74U and 74V correctly, the correct answers are as follows...

	 A 	 C 	 H
72. DD)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

72. EE)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

73.  A)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

73.  B)
1.	 n/a 	n/a	n/a
2.	 n/a 	n/a	n/a
3.	 n/a 	n/a	n/a
4.	 n/a 	 n/a 	  n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

74. U)
1.	434	772	4072
2.	546	588	6,541
3.	 119 	 194 	 1,797
4.	 358 	 1,077 	 9,785
11.	199	203	1033
12.	89	100	1804
13.	23	14	230
14.	181	472	2,200

74. V)
1.	$18.52	$17.13	$18.52
2.	$25.42	$23.61	$25.47
3.	$75.40	$67.99	$75.46
4.	$7.66	$7.14	$7.66
11.	$15.29	$14.58	$15.29
12.	$26.93	$25.59	$26.95
13.	$104.87 $101.44 $104.88
14.	$13.54 	$13.01 	$13.49